UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2005

Terra Block International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31935	65-0729440
(State of incorporation)	(Commission file Number)	(IRS Employee ID Number)

2637 Erie Avenue, Suite 207, Cincinnati, OH 45208
(Address of principal executive offices)

(513) 533-1220
Registrant’s telephone number, including area code

N/A
Former name or former address, if changed since last report)

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 10, 2005, Michael A. Gross resigned his position as a Director and Officer of the Company, no specific reason was given for the resignation. There were no disagreements with the Company on any matters related to the Company’s operations, policies or practices. A copy of the resignation letter from Mr. Gross is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits.

99.1 Letter of Resignation from Director and Officer Michael A. Gross

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Block International, Inc.

BY: /s/ Gregory A. Pitner
Gregory A. Pitner
Chief Executive Officer
January 14, 2005